UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 2, 2016

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective May 2, 2016, the Board of Directors established the price of the CH2M HILL Companies, Ltd. (“CH2M HILL”) common stock at $60.91 per share.  This price represents a decrease of 3.1% from the price that was set by the CH2M HILL Board of Directors on February 22, 2016.

The next trade date on CH2M HILL’s internal market is June 2, 2016. Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than May 13, 2016.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

Determination of Common Stock Price.

The price of the CH2M HILL common stock is established by the Board of Directors each quarter based on a company fair valuation methodology described in the CH2M HILL Prospectus, dated March 23, 2010 (the “Prospectus”), as filed with the United States Securities and Exchange Commission (the “SEC”), as amended by the information contained in the subsequent annual, quarterly and current reports filed by CH2M HILL with the SEC pursuant to the Securities Exchange Act of 1934.  The valuation methodology used by the board of directors includes the following valuation formula (“Stock Valuation Formula”):

Share Price = [(7.8 x M x P) + (SE)]/CS

As further discussed below, the Stock Valuation Formula is one of several factors considered by the Board of Directors as part of the total mix of information available to determine the fair value of CH2M HILL common stock. The following table sets forth information concerning the values used in the valuation formula for purposes of the Board’s determination of the new stock price.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
May 2, 2016	$60.91	1.2	$131,724	$684,531	31,482

The factors and values in the table above are defined as follows:

(1)           “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors in determining the fair value of the common stock, as further described in the Prospectus and other reports filed with the SEC referred to above.

(2)           “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)           “SE” is CH2M HILL’s total stockholders’ equity, which includes intangible items, as set forth in CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss) or non-controlling interests.

(4)           “CS” is based on the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis, adjusted for specific items as determined by the Board of Directors, in its discretion, as discussed below.  By comparison, the year to date diluted weighted average number of shares of common stock as reflected in CH2M HILL’s financial statements is 26,506,923.

As discussed below, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

In September 2014, CH2M HILL’s management announced its commitment to a cost reduction initiative that includes a number of elements designed to help CH2M HILL reduce costs and achieve important business objectives, including enhancing client service, improving efficiency, reducing risk, creating more opportunity for profitable growth, and providing more long-term value for its stockholders. These restructuring activities, including a voluntary retirement program, workforce reductions, facilities consolidations and evaluation of certain lines of business, began in the third and fourth quarters of 2014 and continued in 2015.  As discussed below, certain of these costs have been excluded from the stock price valuation formula used by the Board of Directors to determine the new stock price.

Operating results related to winding down of CH2M HILL’s Power EPC business.  In connection with the initiatives listed above, during 2014 CH2M HILL made a decision to wind down its Power EPC business. For the rolling four quarter period ended Q1 2016, the Power EPC business recognized income of $2 million (net of tax).  Consistent with the approach of CH2M HILL’s independent third party valuation experts, the Board of Directors believes that, because these financial results are related to a business that CH2M HILL has chosen to exit, inclusion of these results does not accurately reflect the profitability or value of CH2M HILL’s continuing operations and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these results from the “P” (profit after tax) parameter for stock valuation purposes.  These results are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to exclude any future operational results from the Power EPC business until the wind down is complete from the “P” calculation while retaining them in the “SE” parameter.

Restructuring costs.  For the rolling four quarter period ended Q1 2016, CH2M HILL incurred a charge of $35 million (net of tax) for restructuring activities detailed above.  The Board of Directors believes that these charges do not accurately reflect the profitability or value of CH2M HILL’s continuing operations on an ongoing basis and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these charges from the “P” (profit after tax) parameter for stock valuation purposes.  These charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Non-cash depreciation and amortization charges relating to acquisitions.  For the rolling four quarter period ended Q1 2016, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings of $18 million (net of tax). The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Further detailed discussion of these items is contained in CH2M HILL’s Annual Report on Form 10-K for the year ended December 25, 2015 (the “2015 Annual Report”) under the heading Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. Our 2015 Annual Report may be obtained from the SEC’s Internet website (http://www.sec.gov) through the EDGAR Company Filings search page (http://www.sec.gov/edgar/searchedgar/companysearch.html), or by calling CH2M HILL at (303) 771-0900.

Adjustments to the Calculation of Common Stock Outstanding (“CS”). “CS’’ is based on the weighted-average number of shares of CH2M HILL common stock outstanding during the four fiscal quarters immediately preceding the Trade Date, calculated on a fully-diluted basis. By ‘‘fully-diluted,’’ we mean that the calculations are made as if all outstanding dilutive options to purchase CH2M HILL common stock had been exercised and other ‘‘dilutive’’ securities were converted into shares of our common stock. On June 24, 2015, the Company sold and issued an aggregate of 3,214,400 shares of Series A Preferred Stock.  The holders of Series A Preferred Stock are entitled to a cumulative dividend at an annual rate of 5% payable in kind at a future date and a number of votes equal to the number of shares of Common Stock into which it is convertible.  As of March 25, 2016, the Series A Preferred Stock along with the cumulative dividend was convertible into 4,122,113 shares of Common Stock.  Accordingly, the Board of Directors determined to include into the calculation of the “CS” component 4,122,113 shares of Series A Preferred Stock.  In addition, the CH2M HILL Board of Directors may determine, in its discretion and solely for the purpose of determining the price of CH2M HILL common stock, (1) to adjust the weighted-average number of shares to reflect in an appropriate manner the impact of past or anticipated future issuances, and (2) to treat substantial issuances of shares, such as substantial issuances of shares as consideration in connection with business acquisition transactions or issuances of preferred stock, that occur during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  CH2M HILL also includes in CS as calculated an estimate of the weighted-average number of shares that CH2M HILL reasonably anticipates will be issued during the next four quarters under the CH2M HILL stock-based compensation programs and employee benefit plans.

The Stock Valuation Formula is one of several factors considered by the Board of Directors as part of the total mix of information available to determine the fair value of CH2M HILL common stock.  The CH2M HILL Board of Directors also takes into account company appraisal information prepared by independent third party valuation experts and other available information and data.

In the course of determining the stock price for the current period, the Board of Directors reviewed and analyzed several sources of information in determining a fair valuation of the company for the stock trade including, but not limited to, the stock valuation data presented to it, including the valuation data provided by CH2M HILL’s outside advisers, and the results of using the Stock Valuation Formula.  The Board also considered, among other things, recent volatility in CH2M HILL’s reported results of operations, and ongoing steps being taken by management as part of an initiative designed to help CH2M HILL reduce costs and achieve important business objectives, including enhancing client service, improving efficiency, reducing risk, creating more opportunity for profitable growth and maximizing value for stockholders.  In addition, the Board reviewed other relevant information regarding the company’s fair value.  Considering all the information reviewed and in consultation with CH2M HILL’s professional advisers, the Board deliberated and determined that the current fair value of CH2M HILL’s common stock is $60.91 per share.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
May 17, 2013	58.40	1.3%
August 9, 2013	59.60	2.1%
November 14, 2013	61.75	3.6%
February 14, 2014	69.43	12.4%
May 16, 2014	64.83	(6.6)%
August 15, 2014	60.20	(7.1)%
November 24, 2014	45.93	(23.7)%
February 20, 2015	47.86	4.2%
May 7, 2015	51.14	6.9%
August 3, 2015	55.75	9.0%
November 2, 2015	67.87	21.7%
February 22, 2016	62.89	(7.3)%
May 2, 2016	60.91	(3.1)%

Possible Proration or Allocation of Internal Market Trade.

CH2M HILL determines whether to participate in the internal market on a quarterly basis. Prior to each quarterly trade date, we review the outstanding orders and any resulting imbalance between sell orders and buy orders and make a determination whether or not CH2M HILL should participate in the internal market by buying shares in order to balance the number of sell orders and buy orders. In making that determination, CH2M HILL’s management and Board of Directors consider relevant factors in light of prevailing circumstances, including our financial condition and results of operations, our available cash and capital resources, including the limits that CH2M HILL may spend on share repurchases and the borrowing capacity available pursuant to the terms of our existing unsecured revolving line of credit and other sources of liquidity, expected current and future needs for cash to fund our operations, anticipated contingencies and other factors.

CH2M HILL experienced project losses and other adverse operating results in recent periods, which has constrained our cash flow and liquidity.  In addition, CH2M HILL’s principal revolving credit facility included limitations on the amount CH2M HILL may spend to repurchase its common stock in the internal market in connection with its employee stock ownership program. While these limitations on share repurchases expired in 2015, there are other general limitations on the overall level of cash available from the credit facility for any purpose, which would include share repurchases.  Additionally, the covenants contained within CH2M HILL’s Certificate of Designation of the Series A Preferred Stock include a limitation on the amount CH2M HILL may spend to repurchase its common stock in connection with its employee stock ownership program.  Regardless of any covenant or charter limitation, CH2M HILL’s management and Board of Directors could determine to limit the amount of money expended by the company to repurchase shares to balance the internal market, or not to participate in the internal market, either of which would result in proration of sell orders that stockholders may place for trades on the next trade date. In addition, CH2M HILL’s Board of Directors could determine to suspend trading on the internal market in order to provide time to evaluate the ability to adequately provide for proration and to conserve the company’s cash reserves and available liquidity.  For the past seven trade dates, CH2M HILL limited the amount expended to repurchase shares to balance the internal market.  We expect that the amounts CH2M HILL will be able to spend to clear sell orders on the June 2, 2016 trade date and the subsequent trade dates that are expected to occur in 2016 will continue to be restricted. CH2M HILL’s Board of Directors and management anticipate that the internal market will only partially clear, and some sell orders will be only partially filled, on such trade dates.

Risks Related to Our Internal Market.  Before deciding to invest in CH2M HILL’s common stock, you should carefully consider information regarding CH2M HILL’s historical financial performance and the risk factors relating to our business and the internal market set forth in CH2M HILL’s annual, quarterly and current reports filed with the SEC, including the risk factors set forth in our 2015 Annual Report under the headings Item 1A. Risk Factors.  As noted above, our 2015 Annual Report may be obtained from the SEC’s Internet website or by calling CH2M directly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 2, 2016	By:	/s/ GARY L. MCARTHUR
Gary L. McArthur

	Its:	Executive Vice President and Chief Financial Officer